ANCHOR
                                     CAPITAL
                                  ACCUMULATION
                                      TRUST




                                  ANNUAL REPORT
                                DECEMBER 31, 1998




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   Comparison of the  Change in Value of a  $10,000  Investment  in the  Anchor
        Capital Accumulation Trust and the Standard & Poor's 500 Index





[GRAPHIC OMITTED]




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                       STATEMENT OF ASSETS AND LIABILITIES
                                DECEMBER 31, 1998


Assets:
Investments at quoted market value (cost $2,964,990 ;
 see Schedule of Investments, Notes 1, 2, & 5).................   $  4,194,514
Cash  .........................................................        116,263
Dividends and interest receivable..............................          2,753
Other assets...................................................          1,768
                                                                   ------------
     Total assets..............................................      4,315,298
                                                                   ------------

Liabilities:
Accrued expenses and other liabilities (Note 3 )...............         34,934
                                                                   ------------
     Total liabilities.........................................         34,934
                                                                   ------------

Net Assets:
Capital stock (unlimited shares authorized at $1.00 par value,
 amount paid in on 200,747 shares outstanding) (Note 1)........      2,402,325
Accumulated undistributed net investment income (Note 1).......      1,028,906
Accumulated realized loss from security transactions, net (Note 1)    (380,391)
Net unrealized appreciation in value of investments (Note 2)...      1,229,524
                                                                   ------------
     Net assets (equivalent to $21.32 per share, based on
      200,747 capital shares outstanding)......................    $ 4,280,364
                                                                   ============

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                             STATEMENT OF OPERATIONS
                                DECEMBER 31, 1998


Income:
 Dividends.....................................................    $    66,132
 Interest......................................................         67,377
                                                                   ------------
     Total income..............................................        133,509
                                                                   ------------

Expenses:
 Management fees, net (Note 3).................................         78,252
 Pricing and bookkeeping fees (Note 4).........................         15,000
 Legal fees....................................................         15,000
 Audit and accounting fees.....................................          7,500
 Transfer fees (Note 4)........................................          6,000
 Trustees' fees and expenses...................................          4,000
 Custodian fees................................................          3,212
 Other expenses................................................          5,565
                                                                   ------------
     Total expenses............................................        134,529
                                                                   ------------

Net investment loss............................................         (1,020)
                                                                   ------------

Realized and unrealized gain on investments:
  Realized gain on investments-net.............................      5,239,438
  Decrease in net unrealized appreciation in investments.......     (3,974,056)
                                                                   ------------
     Net gain on investments...................................      1,265,382
                                                                   ------------

Net increase in net assets resulting from operations...........    $ 1,264,362
                                                                   ============


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                       STATEMENTS OF CHANGES IN NET ASSETS



                                                    Year Ended      Year Ended
                                                   December 31,    December 31,
                                                        1998            1997
                                                   ----------------------------
From operations:
 Net investment (loss) income....................  $   (1,020)    $     36,588
 Realized gain on investments, net...............    5,239,438         352,026
 (Decrease) increase in net unrealized
  appreciation in investments....................   (3,974,056)      1,178,668
                                                   ------------     -----------
     Net increase in net assets resulting
      from operations............................    1,264,362       1,567,282
                                                   ------------    ------------
Distributions to shareholders:
  From net investment income
     ($0.07 per share in 1997)...................       --             (33,607)
 From net realized gain on investments
    ($11.61 per share in 1998 and $0.79 per share   (5,249,366)       (352,026)
in 1997).........................................
                                                   ------------    ------------
     Total distributions to shareholders.........   (5,249,366)       (385,633)
                                                   ------------    ------------

From capital share transactions:
                              Number of Shares
                              1998        1997
                            ---------- -----------
 Proceeds from sale of
  shares..................   52,326       6,019        944,736         174,800
 Shares issued to share-
  holders in distributions
  reinvested..............  277,950      13,364      5,236,575         381,819

 Cost of shares redeemed..  (590,780)   (27,835)   (11,225,631)       (781,896)
                             --------   --------   ------------      ----------
 Decrease in net
  assets resulting from
  capital                   (260,504)    (8,452)    (5,044,320)       (225,277)
  share transactions......  =========   =========  ------------      ----------

Net (decrease) increase in net assets............   (9,029,324)        956,372
Net assets:
  Beginning of period............................   13,309,688      12,353,316
                                                   =============   ============
  End of period (including undistributed
   net investment income of $1,028,906 and
      $1,029,940, respectively)..................  $ 4,280,364     $ 13,309,688
                                                   ============    ============


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                       SELECTED   PER  SHARE  DATA  AND  RATIOS
                  (for  a  share outstanding throughout each period)


                                          Year Ended December 31,
                             1998        1997       1996       1995       1994
                          -----------------------------------------------------

Investment income........ $ (378.95)   $ 0.59      $ 1.33    $ (1.17)    $ 3.49
Expenses, net............   (381.86)     0.47        0.92      (0.64)      2.10
                          -----------------------------------------------------
Net investment income
(loss)...................     2.91       0.12        0.41      (0.53)      1.39
Net realized and
unrealized
 gain (loss) on
investments..............     1.16       3.30        3.06       4.32      (1.72)
Distributions to
shareholders:
  From net investment
   income................     --       (0.07)      (0.13)     (0.19)      (0.23)
  From net realized gain
   on investments........  (11.61 )    (0.79)      (0.09)     (0.62)      (0.04)
                          -----------------------------------------------------
Net increase (decrease)
 in net asset value......    (7.54)      2.56        3.25       2.98      (0.60)
Net asset value:
 Beginning of period.....    28.86      26.30       23.05      20.07      20.67
                          =====================================================
 End of period........... $   21.32    $28.86      $26.30     $23.05     $20.07
                          =====================================================
Ratio of expenses to
 average net assets......    1.29%      1.15%       1.10%      1.11%      1.10%
Ratio of net investment
 income to average net
 assets................... (0.01)%     0.28%       0.49%      0.92%      0.73%
Portfolio turnover.......   0.49       0.04        0.21       0.40       0.63
Average commission rate
paid.....................   0.0654     0.0800      0.0650     0.0400     0.0606
Number of shares
 outstanding at end
 of period...............  200,747     461,251    469,703    539,341    392,246


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                             SCHEDULE OF INVESTMENTS
                                DECEMBER 31, 1998

                                                                      Value
  Quantity                                                           (Note 1)

COMMON STOCKS -- 78.34%
           Banking Industry -- 3.59%
    3,800  Bank of New York Company Incorporated....................$  153,664
                                                                    -----------

           Computer & Peripherals Industry -- 3.90%
    1,800  Cisco Systems Incorporated*..............................   166,950
                                                                    -----------

           Computer Software & Services Industry -- 3.34%
    1,800  Automatic Data Processing Incorporated*..................   143,100
                                                                    -----------

           Diversified Companies Industry -- 7.90%
       90  Bershire Hathaway Class B*...............................   208,304
    3,400  Service Corporation International*.......................   130,050
                                                                    -----------
                                                                       338,354
                                                                    -----------
           Drug Industry -- 4.08%
    1,700  Amgen Incorporated.......................................   174,463
                                                                    -----------

           Food Processing Industry -- 4.61%
    5,096  Tootsie Roll Industries Incorporated.....................   197,154
                                                                    -----------

           Food Wholesalers Industry -- 3.34%
    5,200  Sysco Corporation........................................   143,000
                                                                    -----------

           Gold/Silver Mining Industry - 9.05%
   12,000  Euro Nevada Mining Corporation...........................   195,000
   10,000  Franco Nevada Mining Corporation.........................   192,200
                                                                    -----------
                                                                       387,200
                                                                    -----------
           Industrial Services Industry - 3.11%
    4,000  Equifax Incorporated.....................................   133,000
                                                                    -----------

           Insurance (Diversified) Industry -- 2.96%
    1,300  American International Group Incorporated................   126,790
                                                                    -----------


* Non income producing security


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                             SCHEDULE OF INVESTMENTS
                                DECEMBER 31, 1998

                                   (Continued)
                                                                      Value
  Quantity                                                           (Note 1)

           Insurance (Life) Industry -- 3.78%
    3,600  Aflac Incorporated.......................................   162,000
                                                                    -----------

           Medical Services Industry -- 3.57%
    2,000  IMS Health...............................................   152,626
                                                                    -----------

           Medical Supplies Industry -- 9.79%
    3,000  Abbott Laboratories......................................   146,814
    5,000  Stryker Corporation......................................   272,500
                                                                    -----------
                                                                       419,314
                                                                    -----------

           Newspaper Industry -- 2.44%
    3,000  New York Times Incorporated, Class A.....................   104,437
                                                                    -----------

           Office Equipment & Supplies Industry -- 3.74%
    3,700  Staples Incorporated*....................................   160,025
                                                                    -----------

           Retail Building Supply Industry -- 3.85%
    2,700  Home Depot Incorporated..................................   164,870
                                                                    -----------

           Retail Store Industry -- 2.28%
    4,000  Dollar General...........................................    97,752
                                                                    -----------

           Semiconductor Industry -- 3.01%
    1,500  Linear Technologies Corporation..........................   128,625
                                                                    -----------


           Total common stocks (cost $2,123,800).................... 3,353,324
                                                                    -----------
U.S. TREASURY BILLS -- 19.65%.......
 $850,000  Treasury Bill, 4.59% yield, maturing 03/25/99 (at cost)..   841,190
                                                                    -----------
           Total investments (cost $2,964,990)...................... 4,194,514
                                                                    -----------

  CASH & OTHER ASSETS, LESS LIABILITIES -- 2.01%...................     85,850
                                                                    -----------

           Total Net Assets........................................ $4,280,364
                                                                    ===========

* Non income producing security


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                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1998



1. Significant accounting policies:
Anchor Capital Accumulation Trust, a Massachusetts business trust (the "Trust"), is registered under the Investment Company Act of 1940, as amended, as a diversified, open-end investment management company. The following is a summary of significant accounting policies followed by the Trust which are in conformity with those generally accepted in the investment company industry. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
  A. Investment securities--
     Security transactions are recorded on the date
     the investments are purchased or sold. Each day, at noon, securities traded on national security exchanges are valued at the last sale price on the primary exchange on which they are listed, or if there has been no sale by noon, at the current bid price. Other securities for which market quotations are readily available are valued at the last known sales price, or, if unavailable, the known current bid price which most nearly represents current market value. Options are valued in the same manner. Temporary cash investments are stated at cost, which approximates market value. Dividend income is recorded on the ex-dividend date and interest income is recorded on the accrual basis. Gains and losses from sales of investments are calculated using the "identified cost" method for both financial reporting and federal income tax purposes.
   B.Income  Taxes-- The Trust has elected to comply  with the  requirements  of the Internal Revenue Code applicable to regulated investment companies and to distribute each year all of its taxable income to its shareholders. No provision for federal income taxes is necessary since the Trust intends to qualify for and elect the special tax treatment afforded a "regulated investment company" under subchapter M of the Internal Revenue Code. Income and capital gains distributions are determined in accordance with federal tax regulations and may differ from those determined in accordance with generally accepted accounting principles. To the extent these differences are permanent, such amounts are reclassified within the capital accounts based on their federal tax basis treatment; temporary differences do not require such reclassification.
   C. Capital Stock-- The Trust records the sales and redemptions of its capital stock on trade date.
2. Tax basis of investments:
   At December 31, 1998, the total cost of investments for federal income tax purposes was identical to the total cost on a financial reporting basis. Aggregate gross unrealized appreciation in investments in which there was an excess of market value over tax cost was $1,254,354. Aggregate gross unrealized depreciation in investments in which there was an excess of tax cost over market value was $24,830. Net unrealized appreciation in investments at December 31, 1998 was $1,229,524.



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                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1998


                                   (Continued)

3. Investment advisory service agreements:
   Pursuant  to  a   shareholders   meeting  held  on  November  30,  1998,  the
   shareholders of Anchor Capital Accumulation Trust voted to enter into an investment advisory agreement with Progressive Investment Management Corporation, replacing Anchor Investment Management Corporation as the Investment Adviser to the Trust. The investment advisory contract with Progressive Investment Management Corporation (the "investment adviser") provides that the Trust will pay the adviser a fee for investment advice based on 3/4 of 1% per annum of average daily net assets. The Trust paid an advisory fee to Anchor Investment Management Corporation through November 30, 1998 based on 3/4 of 1% per annum of the average daily net assets. At December 31, 1998, investment advisory fees of $2,444 were due and were included in "Accrued expenses and other liabilities" in the accompanying Statement of Assets and Liabilities.

4. Certain transactions:
   Anchor Investment Management Corporation provides transfer agent services for the Trust. Fees earned by Anchor Investment Management Corporation for transfer agent services for the year ended December 31, 1998 were $6,000. Certain officers and trustees of the Trust are directors and/or officers of the investment adviser and distributor. Meeschaert & Co., Inc., the Trust's distributor, received $32,153 in brokerage commissions during the year ended December 31, 1998. Fees earned by Anchor Investment Management Corporation for expenses related to daily pricing of the Trust shares and for bookkeeping services for the year ended December 31, 1998 were $15,000.

5. Purchases and sales:
   Aggregate cost of purchases and the proceeds from sales and maturities on investments for year ended December 31, 1998 were:
     Cost of securities acquired:
       U.S. Government and investments backed by such
       securities....................................... $    10,917,792
       Other investments................................       4,453,773
                                                            ===============
                                                         $    15,371,565
                                                            ===============
     Proceeds from sales and maturities:
       U.S. Government and investments backed by such
       securities....................................... $    10,768,868
       Other investments................................      14,548,547
                                                            ===============
                                                         $    25,317,415
                                                            ===============

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INDEPENDENT AUDITORS' REPORT


To the Shareholders and Trustees of Anchor Capital Accumulation Trust:


We have audited the accompanying statement of assets and liabilities of Anchor Capital Accumulation Trust (a Massachusetts business trust), including the schedule of investments, as of December 31, 1998, the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the selected per share data and ratios for each of the five years in the period then ended. These financial statements and per share data and ratios are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and per share data and ratios based on our audits.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and per share data and ratios are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 1998 by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the financial statements and selected per share data and ratios referred to above present fairly, in all material respects, the financial position of Anchor Capital Accumulation Trust as of December 31, 1998, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the selected per share data and ratios for each of the five years in the period then ended, in conformity with generally accepted accounting principles.



                                                    LIVINGSTON & HAYNES, P.C.



Wellesley, Massachusetts,
January 19, 1999.


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                              OFFICERS AND TRUSTEES




ERNIE BUTLER                                          Trustee
President, I.E. Butler Securities

MAURICE A. DONAHUE                                    Trustee
Director and Professor, Institute for Governmental
Services and Walsh-Saltonstall Professor of
Practical Politics, University of Massachusetts

SPENCER H. LE MENAGER                                 Trustee
President, Equity Inc.

DAVID W.C. PUTNAM                                     Chairman
Chairman, Board of Directors, F.L. Putnam             and Trustee
Investment Management Corporation
President and Director, F.L. Putnam Securities
Company Incorporated

J. STEPHEN PUTNAM                                     Vice President and
President, Robert Thomas Securities                   Treasurer

DAVID Y. WILLIAMS                                     President, Secretary
President and Director, Meeschaert & Co., Inc.,       and Trustee
President and Director, Anchor Investment
Management Corporation



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                               INVESTMENT ADVISER
                Progressive Investment Management Corporation
            579 Pleasant St., Suite 4, Paxton, Massachusetts 01612
                                (508) 831-1171

                        ADMINISTRATOR AND TRANSFER AGENT
                   Anchor Investment Management Corporation
            579 Pleasant St., Suite 4, Paxton, Massachusetts 01612
                                (508) 831-1171

                                   DISTRIBUTOR
                             Meeschaert & Co., Inc.
             579 Pleasant St., Suite 4, Paxton, Massachusetts 01612

                                    CUSTODIAN
                         Investors Bank & Trust Company
                  89 South Street, Boston, Massachusetts 02111

                          INDEPENDENT PUBLIC ACCOUNTANT
                            Livingston & Haynes, P.C.
                  40 Grove St., Wellesley, Massachusetts 02482

                                  LEGAL COUNSEL
                             Thorp Reed & Armstrong
              One Riverfront Center, Pittsburgh, Pennsylvania 15222




This report is not authorized for distribution to prospective investors in the Trust unless preceded or accompanied by an effective prospectus which includes information concerning the Trust's record or other pertinent information.



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